UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 27, 2007, StarTek, Inc. (the “Company”) amended and renewed its revolving line of credit agreement with Wells Fargo Bank, NA (the “Bank”) effective June 1, 2007.

The amendment extends the last day under which the Bank will make advances under the line of credit to June 30, 2009. The tangible net worth the Company was required to have at December 31, 2006 was amended to $95,000,000, and must increase (but never decrease) at each subsequent fiscal quarter end by an amount equal to 25% of the net income (but only if positive) for each fiscal quarter then ended. The Company must generate minimum Net Profit After Taxes not less than $1.00 on a rolling four-quarter basis, and is not permitted to incur net losses in any two consecutive quarterly periods, nor for the quarter ending March 31, 2008. In determining such profit and loss, the Company may add back up to $5,000,000 in non-recurring non-cash charges and up to $5,000,000 in non-recurring cash charges incurred during the fiscal year ending December 31, 2007. The Company must maintain unencumbered liquid assets having an aggregate fair market value of not less than $10,000,000 measured at the end of each fiscal quarter. The outstanding principal balance of the Note shall bear interest at either a fluctuating rate per annum 1% below the Prime Rate or at a fixed rate per annum determined by Bank to be 1.5% above LIBOR. Interest is payable on a monthly basis, and the maximum borrowing shall not exceed $10,000,000.

A copy of the amendment is attached as Exhibit 10.88 to this Current Report on Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities

On July 3, 2007, the Company decided to exit its facility in Hawkesbury, Ontario, Canada, as described more fully in the press release attached as Exhibit 99.1. The Company expects the major costs for doing so will be associated with the real estate lease, valuation of leasehold improvements, and termination of telecommunications lines. The Company anticipates having estimates of such costs by the time of its next earnings call.

Item 7.01 Regulation FD Disclosure

On July 3, 2007, the Company also announced plans to open a contact center in Victoria, Texas, as described in the press release attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Description
10.88	Third Amendment to Credit Agreement and Revolving Line of Credit Note, each dated as of June 1, 2007
99.1	Press Release dated July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: July 3, 2007

By: /s/ D. Michael Clayton
D. Michael Clayton
Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.88	Third Amendment to Credit Agreement and Revolving Line of Credit Note, each dated as of June 1, 2007
99.1	Press Release dated July 3, 2007